EXHIBIT 99.1


                                 TALK.COM INC.
                           12020 Sunrise Valley Drive
                            Reston, Virginia 20191

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 9, 2000


The undersigned holder of shares of common stock of Talk.com Inc. hereby appoints Gabriel Battista and Aloysius T. Lawn, IV, and each of them, with full power of substitution, as proxies to vote all shares of Talk.com Inc. common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Talk.com Inc. to be held on Wednesday, August 9, 2000 at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, upon the applicable matters set forth in the Joint Proxy Statement/Prospectus for the Annual Meeting. Messrs. Battista and Lawn are authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

             IMPORTANT: PLEASE MARK AND SIGN ON THE REVERSE SIDE.

FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:


     1. To approve the issuance of Talk.com Inc. common stock under the Agreement and Plan of Merger dated as of March 24, 2000, by and among Talk.com Inc., Aladdin Acquisition Corp. and Access One Communications Corp., as amended.


          [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


     2. To elect Kenneth G. Baritz and Arthur J. Marks as directors for terms of three years.


          [ ] FOR all nominees  [ ] WITHHOLD AUTHORITY
              named above           to vote for all nominees named above


          FOR all nominees named above except the following:


          --------------------------------------------------------

     3.   To ratify and approve the 2000 Long-Term Incentive Plan.

          [ ] FOR   [ ] AGAINST  [ ] ABSTAIN


     4. To ratify and approve the appointment of BDO Seidman LLP as the independent certified public accountants for Talk.com.

          [ ] FOR   [ ] AGAINST  [ ] ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED ON EACH OF THE ABOVE PROPOSALS. IF NO DIRECTION IS INDICATED WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Mark here if you plan to attend the Annual Meeting [ ]

Receipt herewith of Talk.com's Notice of Annual Meeting of Stockholders to be held on August 9, 2000, and the related joint proxy statement/prospectus dated July 7, 2000, and 1999 Annual Report are hereby acknowledged.

When shares are held by joint tenant, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This Proxy votes all shares held in all capacities.

PLEASE BE SURE TO SIGN, DATE AND MAIL THIS PROXY TODAY.


Signature:                    Signature:


------------------------      ------------------------


------------------------      ------------------------
Print Name                    Print Name


Date                 , 2000
    ----------------